                                  SCHEDULE 14A
                                 (RULE 14a-101)
           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant   [X]
Filed by a Party other than the Registrant [ ]


Check the appropriate box:
[ ]   Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           NEWCASTLE INVESTMENT CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)   Title of each class of securities to which transaction applies:

            -------------------------------------------------

      (2)   Aggregate number of securities to which transaction applies:

            -------------------------------------------------

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

            -------------------------------------------------

      (4)   Proposed maximum aggregate value of transaction:

            -------------------------------------------------

      (5)   Total fee paid:

            --------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1)   Amount Previously Paid: __________________________________
      (2)   Form, Schedule or Registration Statement No.: ____________
      (3)   Filing Party: ____________________________________________
      (4)   Date Filed: ______________________________________________

(NEWCASTLE LOGO) NEWCASTLE INVESTMENT CORP.

                                                                  April 18, 2005

Dear Fellow Stockholders:

      On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of Newcastle Investment Corp. (the "Annual Meeting") to be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York on Tuesday, May 17, 2005, at 10:30 a.m., Eastern Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

      IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

                                    Sincerely,

                                    /s/ Wesley R. Edens
                                    Wesley R. Edens
                                    Chairman and Chief Executive Officer

                           NEWCASTLE INVESTMENT CORP.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 17, 2005

To the Stockholders of Newcastle Investment Corp.:

      The annual meeting of stockholders of Newcastle Investment Corp., a Maryland corporation, will be held at The Four Seasons Hotel, 57 East 57th Street, New York, New York, on Tuesday, May 17, 2005, beginning at 10:30 a.m., Eastern Time (the "Annual Meeting"). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

      (i) a proposal to elect two Class III directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and duly qualified;

      (ii) a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2005; and

      (iii) any other business that may properly come before the Annual Meeting or any adjournment of the annual meeting.

      Stockholders of record at the close of business on April 18, 2005 will be entitled to notice of and to vote at the Annual Meeting. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE SIZE OF YOUR HOLDINGS. A Proxy Statement, proxy card and self-addressed envelope are enclosed. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the proxy card. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

                                    By Order of the Board of Directors,

                                    /s/ Randal A. Nardone
                                    Randal A. Nardone

                                    Secretary

1251 Avenue of the Americas
16th Floor
New York, New York 10020
April 18, 2005

                           NEWCASTLE INVESTMENT CORP.
        1251 AVENUE OF THE AMERICAS, 16TH FLOOR, NEW YORK, NEW YORK 10020

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 17, 2005

      This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the board of directors of Newcastle Investment Corp., a Maryland corporation, for use at the annual meeting of stockholders to be held on Tuesday, May 17, 2005, and any adjournments or postponements thereof (the "Annual Meeting"). "We," "our," "us," "the Company" and "Newcastle" each refers to Newcastle Investment Corp. The mailing address of our executive office is 1251 Avenue of the Americas, 16th Floor, New York, New York 10020. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the "Common Stock"), on or about April 18, 2005.

      A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

      At the Annual Meeting, stockholders of the Company's Common Stock will vote upon:

      (i) a proposal to elect two Class III directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and duly qualified;

      (ii) a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2005; and

      (ii) any other business that may properly come before the annual meeting of stockholders or any adjournment of the annual meeting.

                        GENERAL INFORMATION ABOUT VOTING

SOLICITATION OF PROXIES

      The enclosed proxy is solicited by and on behalf of our board of directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on April 18, 2005 and will provide reimbursement for the cost of forwarding the material.

STOCKHOLDERS ENTITLED TO VOTE

      As of the date hereof, there are outstanding and entitled to vote 43,765,311 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on April 18, 2005 are entitled to vote at the Annual Meeting or any adjournment thereof. A stockholder list will be available for examination by Newcastle stockholders at the Annual Meeting and at the office of the Company at 1251 Avenue of the Americas, 16th Floor, New York, New York, 10020, during ordinary business hours during the ten-day period prior to the Annual Meeting for any purpose germane to the meeting.

      We also have outstanding 2,500,000 shares of our 9.75% Series B Cumulative Redeemable Preferred Stock. These shares have no voting rights, except in limited circumstances.

REQUIRED VOTE

      A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

      For the election of the nominees to our board of directors, the affirmative vote of a plurality of all the votes cast at the Annual Meeting is sufficient to elect the director if a quorum is present. For the approval of Ernst & Young LLP, the affirmative vote of a majority of the shares of our Common Stock cast at the Annual Meeting is required to approve the matter.

      If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

      (i)   FOR the election of the nominees to our board of directors;

      (ii) FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2005; and

      (iii) in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

      Abstentions (and broker non-votes) will have no effect on the outcome of the election of our board of directors, the appointment of Ernst & Young LLP or any other matter for which the required vote is a majority of the votes cast. If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

      Abstentions and broker non-votes will be counted in determining the presence of a quorum. "Broker non-votes" are instances where a broker holding shares of record for a beneficial owner does not vote the shares because it is precluded by rules of a stock exchange or the NASD from voting on a matter.

      Under the rules of the New York Stock Exchange, brokers who hold shares in "street name" may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors and the ratification of the independent registered public accounting firm. In determining whether the proposal to ratify the appointment of the independent registered public accounting firm has received the requisite vote, abstentions will be disregarded and will have no effect on the outcome of the vote. A vote "withheld" from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the Annual Meeting is required for the election of each director.

VOTING

      If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

      If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

RIGHT TO REVOKE PROXY

      If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions through any of the following methods:

        - send written notice of revocation, prior to the Annual Meeting, to our Secretary , Mr. Randal A. Nardone, at 1251 Avenue of the Americas, 16th Floor, New York, New York 10020;

        -   sign, date and mail a new proxy card to our Secretary; or

        -   attend the Annual Meeting and vote your shares in person.

      If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

COPIES OF ANNUAL REPORT TO STOCKHOLDERS

      A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: Newcastle Investment Corp., 1251 Avenue of the Americas, 16th Floor, New York, New York, 10020, Attention: Investor Relations.

VOTING RESULTS

      American Stock Transfer & Trust Company, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2005, which we plan to file with the SEC in August 2005.

CONFIDENTIALITY OF VOTING

      We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents.

RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

      The board of directors recommends a vote:

            (i)   FOR the election of the nominees to our board of directors;
                  and

            (ii) FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2005.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      The first proposal is to elect two Class III directors to serve until the 2008 annual meeting of stockholders or until his successor is elected and duly qualified.

      Our charter authorizes the number of directors to be not less than one, nor more than fifteen. The number of directors on the board is currently fixed at five. Our board of directors is divided into three classes. The members of each class of directors serve staggered three-year terms.

      Our current board of directors is classified as follows:

                                                          TERM
            CLASS             DIRECTOR                    EXPIRATION
            -----             --------                    ----------
            Class I           Stuart A. McFarland         2006
                              Peter M. Miller             2006
            Class II          David J. Grain              2007
            Class III         Wesley R. Edens             2005
                              David K. McKown             2005

      In general, the term for a Class I director expires in 2006, the term for a Class II director expires in 2007 and the term for a Class III director expires in 2005.

      The board of directors has unanimously proposed the following director nominees for election as Class III directors. The director nominees currently serve on our board of directors.

                                                          TERM
            CLASS             DIRECTOR                    EXPIRATION
            -----             --------                    ----------
            Class III         Wesley R. Edens             2008
            Class III         David K. McKown             2008

      If the nominee becomes unable to stand for election as a director, an event that our board of directors does not presently expect, the proxy will be voted for a replacement nominee if one is designated by our board of directors. The board of directors recommends a vote FOR the nominee.

INFORMATION CONCERNING DIRECTORS AND THE DIRECTOR NOMINEE

      Set forth below is certain biographical information for our directors, including the director nominee, as well as the month and year each was first elected as one of our directors and the beneficial ownership of shares of our Common Stock as of April 8, 2005, after giving effect to outstanding options. For a description of beneficial ownership, see the "Security Ownership of Management and Certain Beneficial Owners" section, and the footnotes thereto, included in this proxy statement.

WESLEY R. EDENS                 Wesley R. Edens has been our Chief Executive
                                Officer and Chairman of our Board of Directors
Chief Executive Officer and     since inception. Mr. Edens has been a
Chairman of the Board of        Principal and the Chairman of the Management
Directors since inception       Committee of Fortress Investment Group LLC
                                since co-founding the firm in May 1998.  He is
1,741,347 shares of our Common  the Chairman of the Board of Directors and
Stock beneficially owned        Chief Executive Officer of Global Signal, an
                                affiliate of Fortress and a real estate
Age: 43                         investment trust ("REIT") listed on the New
                                York Stock Exchange. He has also served as the
                                Chairman of the Board of Directors and Chief
                                Executive Officer of Eurocastle Investment
                                Limited, an affiliate of Fortress, which is
                                listed on the London Stock Exchange, since its
                                inception in 2003.  As Chairman of the
                                Management Committee of Fortress Investment
                                Group, he manages and invests in other
                                asset-related investment vehicles and serves
                                on the boards of Fortress Registered
                                Investment Trust and Fortress Investment Trust
                                II. In addition, Mr. Edens served as a
                                director of Capstead Mortgage Corporation
                                beginning in December 1999 and assumed the
                                title of Chairman of the Board, Chief
                                Executive Officer and President in April 2000
                                until July 2003 when he resigned from all
                                positions.  Mr. Edens was the head of Global
                                Principal Finance at Union Bank of Switzerland
                                from May 1997 to May 1998.  Prior to joining
                                Union Bank of Switzerland, Mr. Edens was a
                                Partner and a Managing Director of BlackRock
                                Financial Management Inc. from October 1993 to
                                May 1997. In addition, Mr. Edens was a Partner
                                and Managing Director of Lehman Brothers from
                                April 1987 to October 1993.

DAVID J. GRAIN                  David J. Grain has been a member of our board
                                of directors since October 2002.  Mr. Grain
Director since October 2002     was a director of Newcastle Investment
                                Holdings LLC (formerly Newcastle Investment
4,422 shares of our Common      Holdings Corp.) from January 2002 to October
Stock beneficially owned        2002.  Mr. Grain presently serves as the
                                President of Global Signal Inc., whose equity
Age: 42                         is partially owned by Fortress Investment Fund
                                LLC, an affiliate of ours managed by our
                                manager.  Prior to joining Global Signal in
                                February 2003, Mr. Grain served as Senior Vice
                                President at AT&T Broadband in New England.
                                Prior to joining AT&T in June 2000, Mr. Grain
                                was a Principal at Morgan Stanley from 1992 to
                                June 2000.

STUART A. MCFARLAND             Stuart A. McFarland has been a member of our
                                board of directors since October 2002 and a
Director since October 2002     member of the Audit Committee of our board of
                                directors since November 2002.  Mr. McFarland
4,422 shares of our Common      was a director of Newcastle Investment
Stock beneficially owned        Holdings LLC (formerly Newcastle Investment
                                Holdings Corp.) from May 1998 until October
Age: 58                         2002.  Mr. McFarland is Chairman and Chief
                                Executive Officer of Federal City Bancorp and
                                Assurance Partners Bank.  Previously, Mr.
                                McFarland was President and Chief Executive
                                Officer of Pedestal Inc.  Mr. McFarland was
                                Executive Vice President and General Manager
                                of GE Capital Mortgage Services and President
                                and CEO of GE Capital Asset Management
                                Corporation from 1990 to 1995. Mr. McFarland
                                presently serves as a Director of Basis 100
                                Inc.

DAVID K. MCKOWN                 David K. McKown has been a member of our board
                                of directors and a member of the Audit
Director since November 2002    Committee of our board of directors since
                                November 2002.  Mr. McKown has been a senior
4,422 shares of our Common      advisor to Eaton Vance Management, an
Stock beneficially owned        investment fund manager located in Boston,
                                Massachusetts, since May 2000.  From 1993
Age: 67                         until April 2000, Mr. McKown was a group
                                executive of Diversified Finance of
                                BankBoston, N.A., a commercial bank.  Mr.
                                McKown was chairman of the Domestic Senior
                                Credit Committee of BankBoston, N.A. from 1985
                                until 1990 and was managing director for
                                problem loan management of BankBoston, N.A.
                                from 1990 until 1993.  Mr. McKown has been a
                                trustee of Equity Office Properties Trust
                                since July 1997 and a director of Safety
                                Insurance Group since November 2002.

PETER M. MILLER                 Peter M. Miller has been a member of our board
                                of directors and a member of the Audit
Director since February 2003    Committee of our board of directors since
                                February 2003.  Mr. Miller is a Managing
16,258 shares of our Common     Director at Dresdner Kleinwort Wasserstein
Stock beneficially owned        Securities LLC and the Head of Latin American
                                Proprietary Trading in New York.  Previously,
Age: 49                         he was at ING Financial Markets LLC for 15
                                years, where he was a Managing Director and
                                Head of their Latin Debt Advisory Group.  Mr.
                                Miller joined ING after seven years at Bankers
                                Trust where he held various positions in the
                                Latin American Merchant Banking Group.

COMPENSATION OF DIRECTORS

      We pay a $30,000 annual director's fee to each of our directors who are not officers or employees (that is, other than Mr. Edens). All members of our board of directors are reimbursed for their costs and expenses in attending all meetings of our board of directors. Fees to the directors may be paid in cash or may be made by issuance of common stock, based on the value of such common stock at the date of issuance, rather than in cash.

      In addition, pursuant to the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, which was amended and restated on June 23, 2003, and further amended on February 11, 2004 (referred to herein, as amended, as the incentive plan), beginning in 2004 each of our directors who are not officers or employees receive automatic annual awards of our common stock valued at $15,000, based on the closing price of our shares on the NYSE on the date of grant, effective on the first business day after our annual meeting of stockholders.

      Since inception, we have granted to our four directors who are not our officers or employees, (i) options to purchase 16,000 shares of our common stock (in the aggregate to all directors), (ii) in 2003, stock valued at $7,500 (or 385 shares) for each director and (iii) in June 2004, as the first automatic annual grant (described above) under the incentive plan, stock valued at $15,000 (or 537 shares) to each director.

DETERMINATION OF DIRECTOR INDEPENDENCE

      At least a majority of the directors serving on the board of directors must be independent directors. For a director to be considered independent, the board must determine that the director does not have any direct or indirect material relationship with the Company. The board of directors has established categorical standards to assist it in determining director independence, which conform to the independence requirements in the New York Stock Exchange listing rules. Under the categorical standards, a director will be independent unless:

      (a) within the preceding five years: (i) the director was employed by the Company or its manager; (ii) an immediate family member of the director was employed by the Company or its manager as an officer;
            (iii) the director or an immediate family member of the director received more than $100,000 per year in direct compensation from the Company, its manager or any controlled affiliate of its manager (other than director or committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent on continued service)); (iv) the director was employed by or affiliated with the independent registered public accounting firm of the Company or its manager; (iv) an immediate family member of the director was employed by the independent registered public accounting firm of the Company or its manager as a partner, principal or manager; or (v) an executive officer of the Company or its manager was on the compensation committee of a company which employed the director, or which employed an immediate family member of the director as an executive officer; or

      (b) he or she: (i) is an executive officer of another company that does business with the Company and the annual sales to, or purchases from, the Company are greater than two percent of such other company's consolidated gross annual revenues; (ii) is an executive officer of another company which is indebted to the Company, or to which the Company is indebted, and the total amount of either company's indebtedness is greater than five percent of the total consolidated debt of the company of which such director is an executive officer; or (iii) serves as an officer, director or trustee of a charitable organization, and the Company's charitable contributions to the organization are greater than one percent of that organization's total annual operating budget.

      In addition, the board of directors annually reviews all commercial and charitable relationships of directors.

      Whether directors meet these categorical independence tests will be reviewed and will be made public annually prior to their standing for re-election to the board. The board may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The board has determined that each of Messrs. McFarland, McKown and Miller are independent for purposes of New York Stock Exchange Rule 303A and each such director has no material relationship with the Company.

STATEMENT ON CORPORATE GOVERNANCE

      Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our board of directors consists of a majority of independent directors (in accordance with the rules of the New York Stock Exchange). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed exclusively of the independent directors.

      We have adopted corporate governance guidelines and a code of business conduct and ethics, which delineate our standards for our officers and directors, and employees of our manager, Fortress Investment Group LLC. Our internet address is http://www.newcastleinv.com. We make available, free of charge through a link on our site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our code of business conduct and ethics, code of ethics for officers, corporate governance guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our board of directors. You may also obtain these documents by writing the Company at 1251 Avenue of the Americas, 16th Floor, New York, New York 10020, Attention: Investor Relations.

      The board of directors has adopted a Code of Business Conduct and Ethics that applies to all employees of our external manager who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.

      The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers which sets forth specific policies to guide the Company's senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above.

BOARD AND COMMITTEE MEETINGS

      During the year ended December 31, 2004, our board of directors held 17 meetings. No director attended fewer than 75 percent of all meetings of our board of directors and the committees on which such director served. The board has three standing committees: the Audit Committee, the Compensation

Committee and the Nominating and Corporate Governance Committee. During 2004, the Audit Committee met 9 times, the Compensation Committee met once and the Nominating and Corporate Governance Committee met once. Although director attendance at the Company's annual meeting each year is encouraged, the Company does not have an attendance policy. Three directors attended the 2004 annual meeting.

      Audit Committee. The members of the Audit Committee are Messrs. McFarland (Chairman), McKown and Miller. The Audit Committee is governed by a written charter adopted by our board of directors and is composed of three independent directors (each of whom has been determined by our board of directors to be independent in accordance with the rules of the New York Stock Exchange), and, as a result, no member has any relationship with the Company that may interfere with the exercise of his independence from the Company and the Company's management. The board has determined that each member of the Audit Committee has the ability to read and understand fundamental financial statements. The board has determined that Mr. McFarland qualifies as an "Audit Committee Financial Expert" as defined by the rules of the SEC. Actions taken by the Audit Committee are reported to the board of directors, usually at its next meeting.

      The purpose of the Audit Committee is to provide assistance to the board in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the board's oversight of (a) the integrity of the Company's financial statements; (b) the Company's compliance with legal and regulatory requirements; (c) the Company's independent registered public accounting firm's qualifications and independence; and (d) the performance of the Company's independent registered public accounting firm and the Company's internal audit function. The Audit Committee is responsible for pre-approval of audit and, subject to de minimis exceptions, permitted non-audit services.

      Compensation Committee. The members of the Compensation Committee are Messrs. McFarland, McKown (Chairman) and Miller, each an independent director (in accordance with the rules of the New York Stock Exchange). It is responsible for overseeing the annual review of the amended and restated management agreement with the Company's manager, to administer and approve the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company and to make recommendations to the board regarding director compensation. The Compensation Committee met once in 2005 and conducted its annual review of the management agreement after which it advised the full board of directors that, in its view, there was no contractual basis for the independent directors to recommend a termination of the management agreement and that the management fees earned by the manager are fair.

      Nominating and Corporate Governance Committee. The Company has a Nominating and Corporate Governance Committee (the "Nominating/Governance Committee"). The members of the Nominating/Governance Committee are Messrs. McFarland, McKown and Miller (Chairman), each an independent director (in accordance with the rules of the New York Stock Exchange). The Nominating/Governance Committee met once during 2004. The functions of the Nominating/Governance Committee include the following: (a) recommending to the board individuals qualified to serve as directors of the Company and on committees of the board; (b) advising the board with respect to board composition, procedures and committees; (c) advising the board with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the board.

      The Nominating/Governance Committee is governed by a charter, a current copy of which is available on our corporate website at www.newcastleinv.com under the heading "Investor Relations/Corporate Governance." A copy of the charter is also available in print to stockholders upon request, addressed to the Company at 1251 Avenue of the Americas, 16th Floor, New York, New York 10020, Attention: Investor Relations.

      The Nominating/Corporate Governance Committee, as required by the Company's By-Laws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating/Corporate Governance Committee will take into consideration the needs of the board of directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

      The Company's By-Laws provide certain procedures that a stockholder must follow to nominate persons for election to the board of directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company's Secretary at Newcastle Investment Corp., 1251 Avenue of the Americas, 16th Floor, New York, New York 10020. The Secretary must receive the notice of a stockholder's intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company's By-Laws) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; or in the event that the date of the annual meeting is advanced or delayed by more than 30 days from such anniversary date, not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

      The Nominating/Corporate Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Committee if they become aware of suitable candidates. The Nominating/Corporate Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Committee will also consider candidates recommended by stockholders.

      The Nominating/Governance Committee believes that the qualifications for serving as a director of the Company are possession, taking into account such person's familiarity with the Company, of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the board's ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the board to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirement.

STOCKHOLDER COMMUNICATIONS WITH DIRECTORS

      The Company provides the opportunity for shareholders to communicate with the members of the Board. You can contact Newcastle's Board of Directors to provide comments, to report concerns, or to ask a question, at the following address.

Write to Newcastle Board:

Newcastle Investment Corp.
c/o Ms. Lilly Donohue
1251 Avenue of the Americas, 19th Floor
New York, New York 10020

      In addition, you can contact the Board's non-management Directors, or the Presiding Director of such meetings, who meet at least annually in executive sessions of the Board of Directors in which management Directors and other members of management are not present.

      Shareholders can contact the non-management Directors, including the Presiding Director, at the address above or at the following email address:

      NonManagementDirectors@Newcastleinv.com

AUDIT COMMITTEE REPORT

      The report of our Audit Committee is provided below.

REPORT OF THE AUDIT COMMITTEE

      In accordance with and to the extent permitted by the rules of the Securities and Exchange Commission (the "SEC"), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and shall not be deemed to be "soliciting material" or to be "filed" under the Exchange Act or the Securities Act of 1933, as amended.

      We operate under a written charter approved by the Board, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company's website at http://www.newcastleinv.com.

      The Audit Committee oversees the Company's financial reporting process on behalf of the board of directors. It is not the duty of the Audit Committee to prepare the Company's financial statements, to plan or conduct audits or to determine that the Company's financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

      The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the Company's internal controls over financial reporting, including a review of management's and the independent registered public accounting firm's assessments of and reports on the effectiveness of internal controls over financial reporting and any significant deficiencies or material weaknesses.

      The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

      The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations, including the auditor's judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

      The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors (and the board agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2004 for filing with the SEC. The Audit

Committee and the board of directors also have recommended, subject to stockholder approval, the selection of the Company's independent registered public accounting firm for fiscal year 2005.

                                          THE AUDIT COMMITTEE

                                          Stuart A. McFarland
                                          David K. McKown
                                          Peter M. Miller

                               EXECUTIVE OFFICERS

      The following table shows the names and ages of our present executive officers and certain other corporate officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

                       NAME              AGE            POSITION
                       ----              ---            --------
           Wesley R. Edens.............  43   Chief Executive Officer and
                                              Chairman of the Board of
                                              Directors

           Kenneth M. Riis.............  45   President

           Debra A. Hess...............  41   Chief Financial Officer and
                                              Treasurer

           Jonathan Ashley.............  39   Vice President and Chief
                                              Operating Officer

           Randal A. Nardone...........  49   Vice President and Secretary

      WESLEY R. EDENS For information regarding Mr. Edens see the "Information Concerning Directors and the Director Nominee" section of this proxy statement.

      KENNETH M. RIIS has been our President since our inception and a Managing Director of our manager since December 2001. Mr. Riis is also the President of Newcastle Investment Holdings LLC (formerly Newcastle Investment Holdings Corp.). From November 1996 to December 2001, Mr. Riis was an independent consultant for our manager as well as other financial companies. From 1989 to 1996, Mr. Riis was a Principal and Managing Director of the real estate finance group at Donaldson, Lufkin & Jenrette.

      DEBRA A. HESS joined us as Chief Financial Officer in April 2003 and also joined our manager at that time. Prior to joining the Company, Ms. Hess worked in the Fixed Income Department of Goldman, Sachs & Co. since 1998. From 1993 to 1998, she was the head of financial reporting and accounting policy at Goldman Sachs Group. Prior to joining Goldman, Sachs & Co., Ms. Hess worked at Chemical Bank in the credit policy group. Prior to that, Ms. Hess was with Arthur Andersen & Co. for five years as a senior auditor focused on financial institutions and investment funds.

      JONATHAN ASHLEY has been our Chief Operating Officer since our inception and a Managing Director of our manager since its formation in May 1998. Mr. Ashley is also a Vice President and the Chief Operating Officer of Newcastle Investment Holdings LLC (formerly Newcastle Investment Holdings Corp.). Mr. Ashley previously worked for Union Bank of Switzerland from May 1997 to May 1998. Prior to joining Union Bank of Switzerland, Mr. Ashley worked for an affiliate of BlackRock Financial Management, Inc. from April
1996 to May 1997. Prior to joining BlackRock, Mr. Ashley worked at Morgan Stanley, Inc. in its Real Estate Investment Banking Group. Prior to joining Morgan Stanley, Mr. Ashley was in the Structured Finance Group at the law firm of Skadden, Arps, Slate, Meagher & Flom LLP.

      RANDAL A. NARDONE has been our Secretary since our inception. Mr. Nardone is also a Vice President and the Secretary of Newcastle Investment Holdings LLC (formerly Newcastle Investment Holdings Corp.). Mr. Nardone co-founded our manager and has been Chief Operating Officer of our manager since its inception. Mr. Nardone was previously a Managing Director of Union Bank of Switzerland from May 1997 to May 1998. Prior to joining Union Bank of Switzerland in 1997, Mr. Nardone was a principal of BlackRock Financial Management, Inc. Prior to joining BlackRock, Mr. Nardone was a partner and a member of the executive committee at the law firm of Thacher Proffitt &
Wood.

                             EXECUTIVE COMPENSATION

      We are party to a management agreement with Fortress Investment Group, dated as of June 6, 2002, as amended and restated on June 23, 2003, pursuant to which Fortress Investment Group, our manager, provides for the day-to-day management of our operations.

      The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our manager's management of us is under the direction of our board of directors. Our manager is responsible for
(i) the purchase and sale of real estate securities and other real estate-related assets, (ii) the financing of our real estate securities and other real estate-related assets, (iii) management of our real estate, including arranging for purchases, sales, leases, maintenance and insurance, (iv) the purchase, sale and servicing of loans for us, and (v) investment advisory services. Our manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate.

      We pay our manager an annual management fee equal to 1.5% of our gross equity, as defined in the management agreement. The management agreement provides that we will reimburse our manager for various expenses incurred by our manager or its officers, employees and agents on our behalf, including costs of legal, accounting, tax, auditing, administrative and other similar services rendered for us by providers retained by our manager or, if provided by our manager's employees, in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm's-length basis. The management agreement provides that such costs shall not be reimbursed in excess of $500,000 per annum.

      To provide an incentive for our manager to enhance the value of our common stock, our manager is entitled to receive an annual incentive return (the "Incentive Compensation") on a cumulative, but not compounding, basis in an amount equal to the product of (A) 25% of the dollar amount by which (1) (a) our funds from operations, as defined (before the Incentive Compensation) per share of common stock (based on the weighted average number of shares of common stock outstanding) plus (b) gains (or losses) from debt restructuring and from sales of property per share of common stock (based on the weighted average number of shares of common stock outstanding), exceed (2) an amount equal to (a) the weighted average of the book value per share of common stock of the net assets transferred to us on or prior to July 12, 2002 by Newcastle Investment Holdings LLC, and the price per share of common stock in any of our subsequent offerings (adjusted for prior capital dividends or capital distributions) multiplied by
(b) a simple interest rate of 10% per annum multiplied by (B) the weighted average number of shares of common stock outstanding during such period.

      The management agreement provides for automatic one-year extensions. Our independent directors review our manager's performance annually and the management agreement may be terminated annually upon the affirmative vote of at least two-thirds of our independent directors, or by a vote of the holders of a majority of the outstanding shares of our common stock, based upon unsatisfactory performance that is materially detrimental to us or a determination by our independent directors that the management fee earned by our manager is not fair, subject to our manager's right to prevent such a termination by accepting a mutually acceptable reduction of fees. Our manager would be provided with 60 days' prior notice of any such termination and paid a termination fee equal to the amount of the management fee earned by our manager during the twelve-month period preceding such termination which may make it more difficult for us to terminate the management agreement. Following any termination of the management agreement, we have the option to purchase our manager's right to receive the Incentive Compensation at a cash price equal to the amount of the Incentive Compensation that would be paid to the manager if our assets were sold for cash at their then current fair market value (as determined by an appraisal, taking into account, among other things, the expected future value of the underlying investments) or otherwise we may continue to pay the Incentive Compensation to our manager. In addition, were we to not purchase our manager's Incentive Compensation, our manager may require us to purchase the same at the price discussed above. In addition, the management agreement may be terminated by us at any time for cause.

      The principals of our manager are Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz.

      Because our management agreement provides that our manager will assume principal responsibility for managing our affairs, our officers, in their capacities as such, do not receive compensation directly from us. However, in their capacities as officers or employees of our manager, or its affiliates, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the management agreement. Our manager has informed us that, because the services performed by its officers or employees in their capacities as such are not performed exclusively for us, it cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our named executive officers by the manager that relates solely to their services to us, except that equity interests in us that have been assigned during 2004 to our officers can be so specifically identified. Our manager assigned during 2004 for no consideration to certain of our officers, as set forth below, 503,894 of the options (described below under " - Stock Option and Share Grants") to purchase shares of our common stock previously granted to our manager in connection with our equity offerings.

      Below is a summary of the fees and other amounts earned by our manager. A portion of the fees and other amounts for the year 2002 were paid by Newcastle Investment Holdings LLC for the period from January 1, 2002 until our formation in June 2002.

                                 2004               2003               2002
                                 ----               ----               ----
Management Fee (1)             $10.1 million       $6.0 million       $4.3 million
Expense Reimbursements (2)     $ 0.5 million       $0.5 million       $0.5 million
Incentive Compensation (3)     $ 8.0 million       $6.2 million       $3.5 million
Stock Options (4)             837,500 shares     788,227 shares     700,000 shares


      (1) We pay our manager an annual management fee equal to 1.5% of our gross equity, as defined in our management agreement. Our manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

      (2) Because our manager's employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our manager is paid or reimbursed for the cost of performing such tasks, provided that such costs and reimbursements are no greater than those which would be paid to outside professionals or consultants on an arm's-length basis. The management agreement provides that such costs shall not be reimbursed in excess of $500,000 per annum. We also pay all of our operating expenses, except those specifically required to be borne by our manager under the management agreement. Our manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our manager's employees, rent for facilities and other "overhead" expenses. The expenses required to be paid by us include, but are not limited to, issuance and transaction costs incident to the acquisition, disposition and financing of our investments, legal and auditing fees and expenses, the compensation and expenses of our independent directors, the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, legal fees, closing costs, etc.), expenses associated with other securities offerings of ours, the costs of printing and mailing proxies and reports to our stockholders, costs incurred by employees of our manager for travel on our behalf, costs associated with any computer software or hardware that is used solely for us, costs to obtain liability insurance to indemnify our directors and officers, the compensation and expenses of our transfer agent and fees payable to the New York Stock Exchange.

      (3) Our manager is entitled to receive the Incentive Compensation pursuant to the terms of the management agreement with us. The purpose of the Incentive Compensation is to provide an additional incentive for our manager to achieve targeted levels of funds from operations (including gains and losses) and to increase our stockholder value. Our board of directors may request that our manager accept all or a portion of its Incentive Compensation in shares of our Common Stock, and our manager may elect, in its discretion, to accept such payment in the form of shares, subject to limitations that may be imposed by the rules of the NYSE or otherwise.

      (4) This reflects the number of options granted to our manager or an affiliate of our manager pursuant to our Nonqualified Stock Option and Incentive Award Plan during each of our last three fiscal years.

                      OPTION GRANTS IN LAST FISCAL YEAR(1)

       NAME              NUMBER OF       EXERCISE OR    EXPIRATION DATE   POTENTIAL REALIZABLE VALUE AT ASSUMED
       ----             SECURITIES        BASE PRICE    ---------------    ANNUAL STOCK PRICE APPRECIATION FOR
                        UNDERLYING      PER SHARE (2)                                  OPTION TERM
                      OPTIONS GRANTED   -------------                                  -----------
                      ---------------
                                                                                 5%                  10%
                                                                                 --                  ---
Kenneth M. Riis            122,500          $13.00          10/10/2012       $1,002,050           $2,538,200
                            80,500          $20.35          07/16/2013       $1,030,400           $2,610,615
                            57,440          $22.85          12/01/2013       $  825,409           $2,091,955
                            57,750          $26.30          01/09/2014       $  955,185           $2,420,880
                            28,438          $31.40          11/22/2014       $  561,641           $1,423,013
Debra A. Hess               13,800          $20.35          07/16/2013       $  176,640           $  447,534
                             9,847          $22.85          12/01/2013       $  141,499           $  358,621
                             9,900          $26.30          01/09/2014       $  163,746           $  415,008
                             4,875          $31.40          11/22/2014       $   96,281           $  243,945
Jonathan Ashley             42,000          $13.00          10/10/2012       $  343,560           $  870,240
                            27,600          $20.35          07/16/2013       $  353,280           $  895,068
                            19,694          $22.85          12/01/2013       $  282,997           $  717,242
                            19,800          $26.30          01/09/2014       $  327,492           $  830,016
                             9,750          $31.40          11/22/2014       $  192,563           $  487,890


      (1) This table does not pertain to options that we granted in the last fiscal year to the above executive officers, but to assignment by our manager of options we granted previously to it under our Nonqualified Stock Option and Incentive Award Plan. Neither of our other two executive officers, each of whom is a principal of our manager, was assigned any options by our manager. As indicated above, the services of our executive officers, and of other employees of our manager, are provided to us pursuant to our management agreement with our manager; accordingly, as we have no employees, the options assigned to our executive officers are not therefore calculable as a percentage of options granted to employees. None of our executive officers received any options in any of the years prior to 2004.

      (2) These options, except for the options with an exercise price of $31.40, were assigned to our executive officers on May 3, 2004, when our stock closed at $26.40. In each case, these were assignments by our manager of the following options held by our manager (indicating date of initial grant by us to our manager, amount of initial grant and exercise price): 700,000 options with exercise price of $13.00 granted on October 10, 2002; 460,000 options with exercise price of $20.35 granted on July 16, 2003; 328,227 options with exercise price of $22.85 granted on December 1, 2003; 330,000 options with exercise price of $26.30 granted on January 9, 2004; and 162,500 options with exercise price of $31.40 granted on November 22, 2004. For a description of options granted to our manager, see "Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan" below.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

      The following table provides information regarding outstanding options to purchase our common stock held by the named executive officers at the end of 2004, including the number of securities with respect to which the options were exercised during 2004 and the aggregate dollar value realized upon exercise.

   NAME                     SHARES
                          ACQUIRED ON                          NUMBER OF SECURITIES
                           EXERCISE                                 UNDERLYING                VALUE OF UNEXERCISED IN-THE-MONEY
                                            VALUE              UNEXERCISED OPTIONS                       OPTIONS AT
                                         REALIZED (1)           AT FISCAL YEAR-END                   FISCAL YEAR-END(1)

                                                         EXERCISABLE       UNEXERCISABLE       EXERCISABLE       UNEXERCISABLE
   Kenneth M. Riis          35,000         $469,000           161,882             150,000        $2,179,000         $1,224,000

   Debra A Hess              4,000         $ 24,200            11,551              23,000        $   99,000         $  157,000

   Jonathan Ashley          26,600         $356,440            40,902              51,000        $  473,000         $  420,000

      (1) The value realized is calculated by multiplying (i) the number of shares being exercised by (ii) the difference between (x) the closing price of the stock on the date of exercise and (y) the exercise price.

      (2) Based on $31.78, which was the closing price of our common stock on the New York Stock Exchange on December 31, 2004.

NEWCASTLE INVESTMENT CORP. NONQUALIFIED STOCK OPTION AND INCENTIVE AWARD PLAN

      We have adopted the Newcastle Investment Corp. Nonqualified Stock Option and Incentive Award Plan, amended and restated on June 23, 2003 and further amended on February 11, 2004, referred to herein as the incentive plan, to provide incentives to attract and retain the highest qualified directors, officers, employees, advisors, consultants and other personnel. The incentive plan is administered by our Compensation Committee. The maximum number of shares of our common stock reserved and available for issuance for our first fiscal year was 5,000,000 shares. For each year thereafter, the maximum number of shares available for issuance under the incentive plan is that number of shares equal to 15% of the number of our outstanding equity interests, but in no event more than 10,000,000 shares in the aggregate over the term of the plan. Pursuant to the February 11, 2004 amendment to the incentive plan, no stock option may be granted to our manager (or its designee) in connection with any issuance by us of equity securities in excess of ten percent (10%) of the number of equity securities then being issued.

      The incentive plan permits the granting of options to purchase common stock that do not qualify as incentive stock options under section 422 of the Internal Revenue Code. The exercise price of each option will be determined by the committee and may be less than 100% of the fair market value of our common stock subject to such option on the date of grant.

      The terms of each option will be fixed by the committee. The committee will determine at what time or times each option may be exercised and, subject to the provisions of the incentive plan, the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments, and the exercisability of options may be accelerated by the committee. Upon exercise of options, the option exercise price must be paid in full either in cash or by certified or bank check or other instrument acceptable to the committee or, if the committee so permits, by delivery of shares of common stock already owned by the optionee or, to the extent permitted by applicable law, by delivery of a promissory note. The exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee.

      At the discretion of the committee, stock options granted under the incentive plan may include a "re-load" feature pursuant to which an optionee exercising an option by the delivery of shares of common stock would automatically be granted an additional stock option (with an exercise price equal to the fair market value of the common stock on the date the additional stock option is granted) to purchase that number of shares of common stock equal to the number delivered to exercise the original stock option. The purpose of this feature is to enable participants to exercise options using previously owned shares of common stock while continuing to maintain their previous level of equity ownership in us.

      The committee may also grant stock appreciation rights, restricted stock, performance awards, tandem awards and other stock and non-stock-based awards under the incentive plan. These awards will be subject to such conditions and restrictions as the committee may determine, which may include the achievement of certain performance goals or continued employment with us through a specific period.

      As of December 31, 2003, our manager, through affiliates, had been granted options to purchase 1,488,227 shares which were issued in connection with our equity offerings during 2002 and 2003. We made the following grants to our manager, through affiliates, in connection with our equity offerings in 2004:
330,000 options with an exercise price of $26.30 per share in January 2004; 345,000 options with an exercise price of $25.75 per share in May 2004; and 162,500 options with an exercise price of $31.40 per share in November 2004. In each case, these options covered a number of shares equal to 10% of the shares offered in the applicable offering and are exercisable as to 1/30 of the shares subject to the option on the first day of each of the 30 calendar months following the date of the grant. Portions of these options have been assigned to employees of our manager who are our executive officers as set forth in the tables above.

      These manager options, which were granted to an affiliate of our manager in connection with the manager's efforts related to our offerings, provide a means of performance-based compensation in order to provide an additional incentive for our manager to enhance the value of our Common Stock. We have no ownership interest in our manager. Fortress Investment Holdings LLC is the sole member of our manager. The beneficial owners of Fortress Investment Holdings LLC include Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz. Mr. Edens and Mr. Nardone are executive officers of the Company.

      At the time of our initial public offering, directors who were not our officers or employees at the time were automatically granted an option to purchase 2,000 shares of our common stock at an exercise price equal to the initial public offering price pursuant to our incentive plan. In addition, our incentive plan provided for the automatic grant to each of our two other such directors, at the time they attended their first board meeting, of an option to purchase 2,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. Pursuant to the provisions of our plan in effect at the time of grant, each of our directors who were not our officers or employees also received an automatic grant of an option for 2,000 shares of our common stock on the first business day after our annual meeting of our stockholders held on May 29, 2003. These options have an exercise price equal to 100% of the fair market value of our common stock on the date of grant, subject to adjustment as necessary to preserve the value of such options in connection with the occurrence of certain events. The director options vest as follows:

         - options for an aggregate of 8,000 shares, which were granted when each of our directors, other than Mr. Edens, joined our board of directors, vested immediately upon grant; and

         - options for an aggregate of 8,000 shares, which were granted to our directors, other than Mr. Edens, on May 30, 2003, after our annual meeting of stockholders, vested 25% on the date of grant, with 25% vesting on each anniversary of the date of grant thereafter.

      In June 2003, our incentive plan was amended to replace the automatic annual option grant with automatic annual awards of shares of our common stock valued at $15,000, based on the closing price of our shares on the NYSE on the date of grant, to our non-officer or non-employee directors. In addition, in June 2003, each such director was granted a discretionary stock grant of our common stock valued at $7,500 (or 385 shares). In June 2004, each such director was granted a stock grant valued at $15,000 (or 537 shares).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

      Compensation decisions during the year ended December 31, 2004 pertaining to the compensation of David Grain, President of Global Signal Inc., an affiliate, and a member of our board of directors, were made by our Chairman and Chief Executive Officer, Wesley R. Edens, who serves as Chairman and Chief Executive Officer of Global Signal Inc.

                                PERFORMANCE GRAPH

      Set forth below is a line graph comparing the cumulative total stockholder return on shares of our Common Stock with the cumulative total return of the S&P 500 Stock Index*, the Russell 2000 Stock Index, the NAREIT All REIT Index and the NAREIT Mortgage REIT Index.** The period shown commences on October 10, 2002, the date that our Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, and ends on December 31, 2004, the end of our last fiscal year. The graph assumes an investment of $100 on October 10, 2002 and the reinvestment of any dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.


                              (PERFORMANCE GRAPH)

                                                                       PERIOD ENDING
                            ---------------------------------------------------------------------------------------------------
INDEX                       10/10/02  12/31/02  03/31/03  06/30/03  09/30/03  12/31/03  03/31/04   06/30/04  09/30/04  12/31/04
-------------------------------------------------------------------------------------------------------------------------------
Newcastle Investment Corp.    100.00    130.92    137.15    164.82    198.47    243.45    302.74     273.97    292.20    308.38
S&P 500*                      100.00    109.92    106.45    122.95    126.25    141.49    144.05     146.55    143.81    157.00
Russell 2000                  100.00    114.35    109.22    134.80    147.04    168.39    178.93     179.78    174.64    199.26
NAREIT All REIT Index         100.00    109.15    110.06    125.55    136.87    151.14    170.12     158.95    171.88    197.10
NAREIT Mortgage REIT Index    100.00    121.30    124.74    157.05    160.95    190.91    230.68     193.10    207.70    226.09


*Source: CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2005. Used with permission. All rights reserved. crsp.com.

**Source: SNL Financial LC, Charlottesville, VA

      In accordance with the rules of the SEC, this section entitled "Performance Graph" shall not be incorporated by reference into any of our future filings under the Securities Act or the Exchange Act, and shall not be deemed to be soliciting material or to be filed under the Securities Act or the Exchange Act.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

      For purposes of this proxy statement, a "beneficial owner" means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

      (i) voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

      (ii) investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

      A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

      Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 8, 2005 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors and executive officers, individually and as a group.

           NAME AND ADDRESS OF BENEFICIAL OWNER (1)                 NUMBER OF SHARES OF         PERCENT OF CLASS (2)
           ----------------------------------------              COMMON STOCK BENEFICIALLY      --------------------
                                                                           OWNED
                                                                           -----
Cohen and Steers (3)......................................                  5,412,476                    14.2%
Fortress Principal Investment Holdings II LLC (4), (9)                      1,387,532                     3.1%
Fidelity Management & Research (5).........................                 2,845,671                     7.4%
Wesley R. Edens (6), (9)...................................                 1,741,347                     3.9%
David J. Grain (7).........................................                     4,422                        *
Stuart A. McFarland (7)....................................                     4,422                        *
David K. McKown (7)........................................                     4,422                        *
Peter M. Miller (7)........................................                    16,258                        *
Jonathan Ashley (7)........................................                    94,621                        *
Debra A. Hess (7)..........................................                    22,955                        *
Randal A. Nardone (8), (9).................................                 1,693,532                     3.8%
Kenneth M. Riis (7)........................................                   270,570                        *
All directors, nominees and executive officers as a group
(9 persons)................................................                 2,465,017                     5.5%

* Denotes less than 1%.

(1) The address of Fortress Principal Investment Holdings II LLC and all officers, directors and the nominee listed above are in the care of Fortress Investment Group LLC, 1251 Avenue of the Americas, 16th Floor, New York, New York 10020.

(2) Percentage amount assumes the exercise by such persons of all options to acquire shares of our Common Stock that are exerciseable within 60 days of April 8, 2005 and no exercise by any other person.

(3) The address for Cohen & Steers Capital Management is 775 Third Avenue, New York, New York 10017. The beneficial owners are Cohen & Steers REIT and Preferred Income Fund, Cohen & Steers Equity Income Fund and Cohen & Steers Total Return Realty Fund.

(4) Sets forth, collectively, for ease of reference, the number of shares held by Fortress Principal Investment Holdings II LLC ("FPIH II") and the number of shares issuable upon the exercise of options held by Fortress Investment Holdings LLC ("FIH") which are exercisable within 60 days of April 8, 2005. Includes 902,639 shares held by FPIH II and 484,893 shares issuable upon the exercise of options held by FIH. The beneficial owners of each of Fortress Investment Holdings LLC and FPIH II are Messrs. Wesley
      R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz. Fortress Investment Holdings LLC is the sole member of our manager.

(5) The address for Fidelity Management & Research is One Federal Street, Boston, MA 02110. The beneficial owners are Fidelity Real Estate Investment Fund, Fidelity Real Estate Investors Fund, Fidelity Real Estate High Income Fund, Fidelity Advisor Real Estate Fund, VIP Real Estate Investment Fund and Fidelity Spartan Total Market Index Fund.

(6) Includes 353,815 shares held by Mr. Edens, 902,639 shares held by FPIH II and 484,893 shares issuable upon the exercise of options held by FIH. Mr. Edens disclaims beneficial ownership of the shares held by FPIH II and of the shares issuable upon the exercise of options held by FIH except, in each case, to the extent of his pecuniary interest therein.

(7) Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable and exercisable within 60 days of the date hereof: Ashley - 43,910; Hess - 12,955; Riis - 215,570; Grain - 500; McFarland - 3500;
      McKown - 3500; Miller - 3500.

(8) Includes 306,000 shares held by Mr. Nardone, 902,639 shares held by FPIH II and 484,893 shares issuable upon the exercise of options held by FIH. Mr. Nardone disclaims beneficial ownership of the shares held by FPIH II and of the shares issuable upon the exercise of options held by FIH except, in each case, to the extent of his pecuniary interest therein.

(9) Mr. Edens and Mr. Nardone, as beneficial owners of each of FIH and FPIH II, may be considered to have, together with the other beneficial owners of FIH and FPIH II, shared voting and investment power with respect to the shares held by FPIH II and the shares issuable upon the exercise of options held by FIH.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company's equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the New York Stock Exchange.

      To our knowledge, based solely on review of the copies of such reports furnished to us during the year ended December 31, 2004, all of our directors, executive officers and greater-than-ten-percent owners were in compliance with the Section 16(a) filing requirements.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      In January 2005, we entered into a servicing agreement with a portfolio company of a private equity fund advised by an affiliate of our manager for them to service a portfolio of manufactured housing loans. As compensation under the servicing agreement, the portfolio company will receive, on a monthly basis, a net servicing fee equal to 1.00% per annum on the unpaid principal balance of the loans being serviced. We acquired a portfolio of such loans in January 2005 at a cost of $308.2 million.

      In December 2004, we and a private investment fund managed by an affiliate of our manager each made an initial investment in a new real estate related loan with a maximum loan amount of $128 million. The loan is secured by a first mortgage on a large development project and related assets. We own a 27.3% interest in the loan and the private investment fund owns a 72.7% interest in the loan. Major decisions require the unanimous approval of holders of interests in the loan while for other decisions, holders of interests in the loan vote based on their percentage interest therein. We and our affiliated investment fund are each entitled to transfer all or any portion of our respective interests in the loan to third parties. Our investment in this loan was approximately $11.9 million at December 31, 2004.

      In December 2004, through our warehouse, we placed a deposit of approximately $2.6 million on $17.0 million of BB rated securities of Global Signal Trust II, a special purpose vehicle established by Global Signal, Inc. Pursuant to an underwritten 144A offering, approximately $293.8 million of Global Signal Trust II securities were issued in 7 classes, rated AAA through BB-, of which the BB class constituted approximately $35.4 million.

      In March 2004, we and a private investment fund managed by an affiliate of our manager co-invested and each indirectly own an approximately 49% interest in two limited liability companies that have acquired, in a sale-leaseback transaction, a portfolio of convenience and retail gas stores from a public company. The properties are subject to a number of master leases, the initial term of which in each case is a minimum of 15 years. This investment was financed with non-recourse debt at the limited liability company level and our investment in this entity, reflected as an investment in an unconsolidated subsidiary on our consolidated balance sheet, was approximately $17.8 million at December 31, 2004.

      In January 2004, we purchased, in a private placement from an underwriter, $31.5 million face amount of B and BB rated securities of Global Signal Trust I, a special purpose vehicle established by Global Signal Inc. Two of our directors are the CEO and President of Global Signal, Inc., respectively. A private equity fund managed by an affiliate of our manager owns a significant portion of Global Signal Inc.'s common stock. Approximately $418.0 million face amount of Global Signal Trust I securities were issued in 7 classes, rated AAA though B, of which the B and BB classes constituted $73.0 million. The balance of the B and BB securities was sold on identical terms to a private investment fund managed by an affiliate of our manager and to a large third party mutual fund complex. The proceeds of the 144A offering were utilized by Global Signal Inc. to repay an existing credit facility, to pay an extraordinary dividend of approximately $140 million to its stockholders of which approximately $67 million was paid to the above-referenced private equity fund, and for general working capital purposes.

      In November 2003, we and a private investment fund managed by an affiliate of our manager co-invested and each indirectly own an approximately 38% interest in a limited liability company that acquired a pool of franchise loans from a third party financial institution. Our investment in this entity, reflected as an investment in an unconsolidated subsidiary on our consolidated balance sheet, was approximately $23.5 million at December 31, 2004. The remaining approximately 24% interest in the limited liability company is owned by the above-referenced third party financial institution.

      In each instance described above, affiliates of our manager have an investment in the applicable affiliated fund and receive from the fund, in addition to management fees, incentive compensation if the fund's aggregate investment exceeds certain thresholds.

      In July 2002, Newcastle Investment Holdings LLC contributed certain assets and liabilities to us in exchange for all of the shares of our Common Stock. Our chairman and chief executive officer also serves as chairman and chief executive officer of Newcastle Investment Holdings. In addition, our manager, Fortress Investment Group LLC, also serves as manager of Newcastle Investment Holdings. At the time the transfer of assets and liabilities from Newcastle Investment Holdings to us was approved and other organizational matters were approved for us, Newcastle Investment Holdings was our sole stockholder. As a result, these matters were not approved at arm's length and the terms of the transfer may not be as favorable to us as if the transfer was with an unaffiliated third party. We may enter into future transactions with Newcastle Investment Holdings with the approval of our independent directors. Currently, Newcastle Investment Holdings does not own any shares of our Common Stock.

      We are party to a management agreement with Fortress Investment Group, dated as of June 6, 2002, as amended on March 4, 2003, pursuant to which Fortress Investment Group, our manager, provides for the day-to-day management of our operations. The management agreement requires our manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our chairman and chief executive officer and all of our executive officers also serve as officers of our manager. As a result, the management agreement between us and our manager and the amendment to the management agreement were not negotiated at arm's-length, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

      Since our manager also manages Newcastle Investment Holdings and other entities, it may become subject to conflicts of interest with respect to managing our interests and the interests of such entities.

      We have not entered into any other transactions in which any other director or officer or stockholder of ours or of our manager had any material interest.

      Mr. Grain, a member of our board of directors, serves as President of Global Signal Inc., whose equity is partially owned by Fortress Investment Fund, an affiliate of ours managed by our manager and Mr. Edens, our Chairman and Chief Executive Officer serves as Chairman and Chief Executive officer of Global Signal Inc.

      As of the date hereof, Fortress Investment Holdings LLC, an affiliate of our manager, has options to purchase 1,293,407 shares of our Common Stock (of which 484,893 are exerciseable within 60 days of April 8, 2005). Fortress Principal Investment Holdings II LLC owns 902,639 shares of our common stock. The beneficial owners of each of Fortress Investment Holdings LLC and Fortress Principal Investment Holdings II LLC are Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz. Mr. Edens is our Chairman and Chief Executive Officer and Mr. Nardone is our Vice President and Secretary.

      Fortress Investment Holdings LLC is the sole member of Fortress Investment Group LLC, our manager. The beneficial owners of Fortress Investment Holdings LLC include Messrs. Wesley R. Edens, Peter L. Briger, Jr., Robert I. Kauffman, Randal A. Nardone and Michael E. Novogratz.

                                 PROPOSAL NO. 2
 APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

PROPOSED INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      Ernst & Young LLP, independent registered public accountants, has served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2004. The Audit Committee of the board of directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2005 and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.

      Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

RECOMMENDATION OF THE BOARD OF DIRECTORS

      The board of directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2005.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

      During the years ended 2004 and 2003, we engaged Ernst & Young LLP to provide us with audit and tax services. Services provided included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the Securities and Exchange Commission and the Internal Revenue Service, assistance with management's evaluation of internal accounting controls, consultation on financial and tax accounting and reporting matters, and verification procedures as required by collateralized bond obligations. Fees for 2004 and 2003 were as follows:

      YEAR         AUDIT FEES         AUDIT-RELATED FEES       TAX-RELATED FEES
      ----         ----------         ------------------       ----------------
2004                 $1,213,700                 $200,750               $132,100
2003                 $  762,800                 $183,700               $151,400

      Audit Fees. Audit fees are fees billed for the consolidated financial statements as well as required audits of certain subsidiaries, consultation on audit related matters and required review of SEC filings.

      Audit Related Fees. Audit-related fees principally included attest services not required by statute or regulation.

      Tax Fees. Tax fees for the years ended December 31, 2004 and 2003 related to tax planning and compliance and return preparation.

      The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors' independence.

      The Audit Committee is responsible for appointing the Company's independent registered public accounting firm and approving the terms of the independent registered public accounting firm's services.

All engagements for services in 2004 were pre-approved by the Audit Committee. The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm.

      This policy is subject to certain guidelines and pre-approved services that, in the judgment of management and the auditor, would not violate the auditor's independence. At the end of each quarter, or at any time cumulative fees not previously reported to the Audit Committee exceed $500,000, management creates a schedule of the services performed which the Audit Committee then reviews and approves.

            ADVANCE NOTICE FOR STOCKHOLDER NOMINATIONS AND PROPOSALS
                             FOR 2006 ANNUAL MEETING

      Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Stockholder proposals are eligible for consideration for inclusion in the proxy statement for the 2006 annual meeting of stockholders if they are received by the Company on or before December 20, 2005. Any proposal should be directed to the attention of the Company's Secretary at 1251 Avenue of the Americas, 16th Floor, New York, New York 10020.

      In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered "timely" within the meaning of Rule 14a-4(c), such proposal must be received by the Company not later than the last date for submission of stockholder proposals under the Company's Bylaws. In order for a proposal relating to business to be conducted at our 2006 annual meeting of stockholders to be "timely" under the Company's Bylaws, it must be received by the secretary of the Company at our principal executive office after the close of business on December 20, 2005 and before the close of business on January 19, 2006. However, in the event that the date of mailing of the notice of the 2006 annual meeting of stockholders is advanced or delayed by more than 30 days from April 18, 2006, a proposal by the stockholders to be timely must be received not earlier than the close of business on the 120th day before mailing of notice of such meeting and not later than the close of business on the later of the 90th day before mailing of notice of such meeting or the 10th day after the day on which public announcement of the date of such meeting is first made by the Company. For additional requirements, a stockholder may refer to our Bylaws, a copy of which may be obtained from our Secretary. If we do not receive timely notice pursuant to our Bylaws, the proposal my be excluded from consideration at the meeting.

                                  OTHER MATTERS

      The board of directors knows of no other business to be brought before the Annual Meeting. If any other matters properly come before the Annual Meeting, including a proposal omitted from this Proxy Statement in accordance with Rule 14a-8 under the Exchange Act, the proxies will be voted on such matters in accordance with the judgment of the persons named as proxies therein, or their substitutes, present and acting at the meeting.

      No person is authorized to give any information or to make any representation not contained in this proxy statement, and, if given or made, such information or representation should not be relied upon as having been authorized. The delivery of this proxy statement shall not, under any circumstances, imply that there has not been any change in the information set forth herein since the date of the proxy statement.

                             ADDITIONAL INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC at 450 Fifth Street NW, Washington, D.C. 20549. You may read and copy any reports, statements or other information we file at the SEC's public reference rooms in Washington, D.C. and New York, New York. Please call the SEC at (800) SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and on the web site maintained by the SEC at www.sec.gov. Such information will also be furnished upon written request to Newcastle Investment Corp., 1251 Avenue of the Americas, 16th Floor, New York, NY 10020,
Attention: Investor Relations and can also be accessed through our website at www.newcastleinv.com.

      The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to Newcastle Investment Corp., 1251 Avenue of the Americas, 16th Floor, New York, New York 10020, Attention:
Investor Relations.

      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROXY STATEMENT TO VOTE ON THE ELECTION OF ONE DIRECTOR AND THE APPROVAL OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2005. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED APRIL 18, 2005. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS NOR THE ELECTION OF THE NOMINEES DESCRIBED HEREIN WILL CREATE ANY IMPLICATION TO THE CONTRARY.

                                          By Order of the Board of Directors,

                                          /s/ Randal A Nardone
                                          Randal A Nardone
                                          Secretary

New York, New York
April 18, 2005

                        ANNUAL MEETING OF STOCKHOLDERS OF

                           NEWCASTLE INVESTMENT CORP.

                                  MAY 17, 2005

    PROOF #2

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

   - Please detach along perforated line and mail in the envelope provided. -

--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND
                               "FOR" PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR
                  VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
--------------------------------------------------------------------------------

1. Proposal to elect two Class III directors to serve until the 2008 annual meeting of stockholders or until their successors are elected and duly qualified.
                                   NOMINEES:
[ ] FOR THE NOMINEES               ( ) Wesley R. Edens
                                   ( ) David K. McKown
[ ] WITHHOLD AUTHORITY
    FOR THE NOMINEES

[ ] FOR ALL EXCEPT
    (See instructions below)




INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: (-)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via
this method.                                                                 [ ]
--------------------------------------------------------------------------------

                                                         FOR   AGAINST   ABSTAIN

2.    Proposal to approve the appointment of Ernst &     [ ]     [ ]       [ ]
      Young LLP as the Company's independent auditors for the fiscal year 2005.

3. In their discretion, upon such other business as may properly come before the meeting and any adjournments thereof.

This proxy, when properly executed, will be voted as directed. If this proxy is executed but no direction is indicated, this proxy will be voted FOR the proposal to elect Wesley R. Edens and David K. McKown as Class III directors to serve until the 2008 annual meeting of stockholders or until their respective successors are elected and duly qualified, FOR the approval of the appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year 2005; and in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. The undersigned hereby revokes any proxy heretofore given with respect to such meeting.



Signature of Stockholder                          Date:          Signature of Stockholder                         Date:
                         -----------------------       --------                          -----------------------       --------

      NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

         PROOF #1

                           NEWCASTLE INVESTMENT CORP.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD May 17, 2005, the undersigned appoints Wesley R. Edens and Randal A. Nardone, or either of them, with full power of substitution, to attend the Annual Meeting of Stockholders of NEWCASTLE INVESTMENT CORP. on May 17, 2005 (the "Annual Meeting"), and any adjournments thereof, on behalf of the undersigned and to vote all shares which the undersigned would be entitled to vote and to take all actions which the undersigned would be entitled to take if personally present upon the following matters set forth in the Notice of Annual Meeting and described more fully in the Proxy Statement:

                (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)




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